Exhibit 10.1

Execution Version

LIMITED WAIVER AND AMENDMENT NO. 15 TO CREDIT AGREEMENT

This LIMITED WAIVER AND AMENDMENT NO. 15 TO CREDIT AGREEMENT (this “Waiver and Amendment”) is dated as of May 20, 2009 by and among INTERNATIONAL TEXTILE GROUP, INC., a Delaware corporation (“ITG”), the other Borrowers and Credit Parties signatory hereto, GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation, for itself and as Agent (“Agent”), and the other Lenders signatory hereto. Unless otherwise specified herein, capitalized terms used in this Waiver and Amendment shall have the meanings ascribed to them in the Credit Agreement (as hereinafter defined).

R E C I T A L S:

WHEREAS, Borrowers, the other Credit Parties, the Agent and the Lenders entered into that certain Credit Agreement dated as of December 29, 2006 (as amended, supplemented, restated or otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the parties to the Credit Agreement have agreed to a limited waiver and amendment to the Credit Agreement as set forth herein;

NOW, THEREFORE, in consideration of the premises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1 Limited Waiver. The Agent and the Lenders hereby waive, for the period from and after the date hereof up to and including June 20, 2009, any breach of Section 4.1 of the Credit Agreement, and any Default or Event of Default as a result thereof, solely to the extent that Borrowers failed to deliver to the Agent an unqualified opinion (as to going concern) in connection with Borrowers’ delivery of a copy of the audited consolidated balance sheets of ITG and each of its Subsidiaries (including the Excluded Subsidiaries) as at the end of fiscal year ended December 31, 2008 and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year.

2 Amendment to Section 1.1. Section 1.1(b) of the Credit Agreement is hereby amended by deleting clause (A)(ii) thereof and replacing it with the following:

“(ii) the Letter of Credit Obligations for all Letters of Credit would exceed the US Dollar Equivalent of $17,500,000 (the “L/C Sublimit”) or”

3 Amendment to Section 1.9. Section 1.9(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“(b) Unused Commitment Fee. The US Borrowers shall pay to the Agent, for the ratable benefit of the Revolving Lenders, a fee (the “Unused Commitment Fee”) in an amount equal to

(A) the Aggregate Revolving Loan Commitment, less

(B) the sum of (x) the average daily principal balance of all Revolving Loans outstanding plus (y) the average daily amount of Letter of Credit Obligations plus (z) the average daily principal balance of Swing Loans, in each case, during the preceding month (the sum of (x), (y) and (z), the “Average Daily Revolving Amount”),

multiplied by 1.00%. Such fee shall be payable monthly in arrears on the first day of the month following the date hereof and the first day of each month thereafter. The Unused Commitment Fee provided in this subsection 1.9(b) shall accrue at all times from and after mutual execution and delivery of this Agreement.”

4 Amendments to Section 11.1. Section 11.1 of the Credit Agreement is hereby amended as follows:

(i) the definition of “Applicable Margin” is hereby amended and restated in its entirety to read as follows:

“‘Applicable Margin’ means:

(a) for the period commencing on the Closing Date through January 31, 2007, 2.00% for LIBOR Loans and 1.00% for Base Rate Loans;

(b) for the period commencing February 1, 2007 up to but not including the Thirteenth Amendment Effective Date, the Applicable Margin shall equal the applicable LIBOR margin or Base Rate margin in effect from time to time as set forth below, determined on the first Business Day of each Fiscal Month based upon the Average Daily Revolving Amount during the immediately preceding fiscal month:

Average Daily Revolving Amount	LIBOR Margin	Base Rate Margin
≤$80,000,000	1.75%	0.75%

>$80,000,000 but ≤ $120,000,000	2.00%	1.00%

> $120,000,000	2.25%	1.25%

(c) for the period from and after the Thirteenth Amendment Effective Date up to but not including the Fifteenth Amendment Effective Date, 2.75% for LIBOR Loans and 1.75% for Base Rate Loans; and

(d) for the period from and after the Fifteenth Amendment Effective Date, 4.00% for LIBOR Loans and 3.00% for Base Rate Loans;

Notwithstanding anything herein to the contrary, Swing Loans may not be LIBOR Rate Loans.”

(ii) the definition of “Base Rate” is hereby amended and restated in its entirety to read as follows:

“‘Base Rate’ means, at any time, a rate per annum equal to the higher of (a) the rate last quoted by The Wall Street Journal as the “base rate on corporate loans posted by at least 75% of the nation’s largest banks” in the United States (the “base rate”) or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Agent) or any similar release by the Federal Reserve Board (as determined by the Agent), (b) the sum of 3.0% per annum and the Federal Funds Rate and (c) the sum of (x) LIBOR, as defined herein, calculated for each such day based on an Interest Period of three months (or six months for Interest Periods of six months) determined two (2) Business Days prior to such day, plus (y) the excess of the Applicable Margin for LIBOR Loans over the Applicable Margin for Base Rate Loans, in each instance, as of such day. Any change in the Base Rate due to a change in any of the foregoing shall be effective on the effective date of such change in the “base rate”, the “bank prime loan” rate or the Federal Funds Rate.”

(iii) the definition of “LIBOR” is hereby amended and restated in its entirety to read as follows:

“‘LIBOR’ means for each Interest Period, the greater of (a) the offered rate per annum for deposits of Dollars for the applicable Interest Period and (b) the offered rate per annum for deposits of Dollars for an Interest Period of three months (or six months for Interest Periods of six months), in each case, that appears on Reuters Screen LIBOR01 Page as of 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such Interest Period. If no such offered rate exists, such rate will be the rate of interest per annum, as determined by the Agent (rounded upwards, if necessary, to the nearest  1/100 of 1%) at which deposits of Dollars in immediately available funds are offered at 11:00 A.M. (London, England time) two (2) Business Days prior to the first day in such Interest Period by major financial institutions reasonably satisfactory to the Agent in the London interbank market for such Interest Period for the applicable principal amount on such date of determination.”

(iv) the following defined term is hereby added to Section 11.1 in proper alphabetical order:

“‘Fifteenth Amendment Effective Date’ means May 20, 2009.”

5 Amendments to the Credit Agreement. From and after the Fifteenth Amendment Effective Date, each occurrence in the Credit Agreement of the term “Required Lenders” shall be deemed to be a reference to “Majority Lenders”.

6 Amendments to Loan Documents. Notwithstanding anything in any Loan Document to the contrary, including, without limitation, Section 7.2 of the Credit Agreement, from and after the Fifteenth Amendment Effective Date, the Agent, on behalf of itself and the Lenders, shall be entitled to full cash dominion (whether by way of delivery of Activation Notices or otherwise) over any depository, securities or commodities accounts of the Credit

Parties that are subject to Control Agreements notwithstanding the occurrence or non-occurrence of a Default or an Event of Default.

7 Representations and Warranties. In order to induce Agent and the Lenders to enter into this Waiver and Amendment, each Borrower and each other Credit Party represents and warrants to Agent and each Lender (which representations and warranties shall survive the execution and delivery of this Waiver and Amendment), that:

(a) the execution, delivery and performance by each Credit Party of this Waiver and Amendment has been duly authorized by all necessary corporate and partnership action and this Waiver and Amendment is a legal, valid and binding obligation of such Credit Party enforceable against such Credit Party in accordance with its terms; and

(b) upon the effectiveness of this Waiver and Amendment, all of the representations and warranties contained in the Credit Agreement and in the other Loan Documents (other than those which speak expressly only as of an earlier date) are true and correct in all material respects on and as of the date of the effectiveness of this Waiver and Amendment after giving effect to this Waiver and Amendment and the transactions contemplated hereby.

8 Conditions to Effectiveness. This Waiver and Amendment shall be effective on the date when each of the following conditions have been met:

(a) this Waiver and Amendment shall have been duly executed and delivered by each Borrower, each other Credit Party party hereto, Agent and the Required Lenders; and

(b) the Agent shall have delivered Activation Notices in respect of all depository, securities or commodities accounts of the Credit Parties that are subject to Control Agreements.

9 Miscellaneous.

9.1 Effect; Ratification.

(a) Except as specifically set forth above, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed. Without limiting the generality of the foregoing, each Credit Party reaffirms its guaranty of the Obligations and the Liens securing those guaranties.

(b) The execution, delivery and effectiveness of this Waiver and Amendment shall not operate as a waiver of any right, power or remedy of Agent or any Lender under the Credit Agreement or any other Loan Document, nor constitute amendment of any provision of the Credit Agreement or any other Loan Document, except as specifically set forth herein. Upon the effectiveness of this Waiver and Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby.

(c) Each Credit Party acknowledges and agrees that the amendments set forth herein are effective solely for the purposes set forth herein and that the execution and delivery by Agent and the Lenders of this Waiver and Amendment shall not be deemed (i) except as expressly provided in this Waiver and Amendment, to be a consent to any amendment, waiver or modification of any term or condition of the Credit Agreement or of any other Loan Document, (ii) to create a course of dealing or otherwise obligate Agent or Lenders to forbear, waive, consent or execute similar amendments under the same or similar circumstances in the future, or (iii) to amend, prejudice, relinquish or impair any right of Agent or Lenders to receive any indemnity or similar payment from any Person or entity as a result of any matter arising from or relating to this Waiver and Amendment.

9.2 Counterparts and Signatures by Fax. This Waiver and Amendment may be executed in any number of counterparts, each such counterpart constituting an original but all together one and the same instrument. Any party delivering an executed counterpart of this Waiver and Amendment by fax shall also deliver an original executed counterpart, but the failure to do so shall not affect the validity, enforceability or binding effect of this Waiver and Amendment.

9.3 Severability. In case any provision in or obligation under this Waiver and Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

9.4 Loan Document. This Waiver and Amendment shall constitute a Loan Document.

9.5 GOVERNING LAW. THIS WAIVER AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL, IN ALL RESPECTS, INCLUDING MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Waiver and Amendment as of the date first above written.

BORROWERS:

INTERNATIONAL TEXTILE GROUP, INC.
BURLINGTON INDUSTRIES LLC
CONE JACQUARDS LLC
CONE DENIM LLC
CARLISLE FINISHING LLC
SAFETY COMPONENTS FABRIC TECHNOLOGIES, INC.

By:
Name:	CRAIG J. HART
Title:	V.P. & TREASURER

NARRICOT INDUSTRIES LLC

By: International Textile Group, Inc, its sole member

By:
Name:	CRAIG J. HART
Title:	V.P. & TREASURER

[Signature Page to Amendment No. 15 to Credit Agreement]

OTHER CREDIT PARTIES:

APPAREL FABRICS PROPERTIES, INC.
BURLINGTON INDUSTRIES V, LLC
CONE ADMINISTRATIVE AND SALES LLC
CONE INTERNATIONAL HOLDINGS II, INC.
INTERNATIONAL TEXTILE GROUP ACQUISITION GROUP LLC
BURLINGTON WORLDWIDE INC.
CONE DENIM WHITE OAK LLC
CONE INTERNATIONAL HOLDINGS, INC.
CONE ACQUISITION LLC
WLR CONE MILLS IP, INC.

By:
Name:	CRAIG J. HART
Title:	V.P. & TREASURER

VALENTEC WELLS, LLC
By: International Textile Group, Inc., its sole member

By:
Name:	CRAIG J. HART
Title:	V.P. & TREASURER

[Signature Page to Amendment No. 15 to Credit Agreement]

AGENT AND LENDERS:

GENERAL ELECTRIC CAPITAL CORPORATION, as the Agent and a Lender

By:
Title:	Its Duly Authorized Signatory

[Signature Page to Amendment No. 15 to Credit Agreement]

UBS LOAN FINANCE LLC, as a Lender

By:
Name:	Mary E. Evans
Title:	Associate Director

By:
Name:	Irja R. Otsa
Title:	Associate Director

[Signature Page to Amendment No. 15 to Credit Agreement]

THE CIT GROUP/COMMERCIAL SERVICES, INC., as a Lender

By:
Name:	M. KIM CARPENTER
Title:	VICE PRESIDENT

[Signature Page to Amendment No. 15 to Credit Agreement]

BANK OF AMERICA, N.A., as a Lender

By:
Name:	John Yankauskas
Title:	Sr. Vice President

[Signature Page to Amendment No. 15 to Credit Agreement]

WELLS FARGO FOOTHILL LLC, as a Lender

By:
Name:	Ilene Silberman
Title:	Vice President

[Signature Page to Amendment No. 15 to Credit Agreement]